$200,000,000 Multicurrency Letter of Credit Facility Agreement

Dated	31 August 2011
FLAGSTONE RÉASSURANCE SUISSE SA (as Borrower) (1)
FLAGSTONE CAPITAL MANAGEMENT LUXEMBOURG SICAF-FIS (as Collateral Provider) (2)
BARCLAYS BANK PLC (as Issuing Bank) (3)

1390/B23985.23/CORP2:3020236.8/AGAA

TABLE OF CONTENTS

1	Definitions and Interpretation
2	The Facility
3	Purpose
4	Conditions of Utilisation
5	Utilisation
6	Letters of Credit
7	Repayment
8	Illegality and Cancellation
9	Restrictions
10	Termination
11	Commission payable in respect of Letters of Credit
12	Default Interest
13	Changes to the Calculation of Interest
14	Fees
15	Tax Gross-up and Indemnities
16	Increased Costs
17	Other Indemnities
18	Mitigation by the Issuing Bank
19	Costs and Expenses
20	Representations
21	Information Undertakings
22	Financial Covenants
23	Borrower Undertakings
24	Collateral Provider Undertakings
25	Events of Default
26	Changes to the Issuing Bank
27	Assignment by the Borrower
28	Payment Mechanics
29	Set-Off
30	Notices
31	Calculations and Certificates
32	Partial Invalidity
33	Remedies and Waivers
34	Amendments
35	Counterparts
36	Publicity
37	Governing Law
38	Enforcement
SCHEDULE 1 - Conditions Precedent
Part 1A: Conditions Precedent to Signing of the Agreement
Part 1B: Conditions Precedent to each Utilisation
SCHEDULE 2 - Utilisation Request
SCHEDULE 3 - Mandatory Cost Formula
SCHEDULE 4A - Form of US Dollar Letter of Credit
SCHEDULE 4B - Form of Australian Dollar Letter of Credit
SCHEDULE 5 - Form of Compliance Certificate

THIS AGREEMENT is dated 31 August 2011 and made between:
(1)
FLAGSTONE RÉASSURANCE SUISSE SA (company number CH-621.3.007.041-9), a company incorporated in Switzerland whose registered office is at 1, rue du Collège, CH-1920 Martigny, Switzerland as borrower (the “Borrower”); and

(2)
FLAGSTONE CAPITAL MANAGEMENT LUXEMBOURG SICAF-FIS a public limited liability company (société anonyme) incorporated under the laws of Luxembourg qualifying as a specialised investment fund (fonds d’investissement spécialisé), having its registered office at 37, Val St André, L-1128 Luxembourg, registered with the Luxembourg trade and companies register under number B141.810, ( (the “Collateral Provider”); and

(3)	BARCLAYS BANK PLC as issuing bank (the “Issuing Bank”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“A.M. Best Company Inc” means A.M. Best Company Inc, a credit rating agency incorporated in New Jersey and any successor thereto.

“Accounting Principles” means in respect of any person, generally accepted accounting principles in accordance with the relevant GAAP in its jurisdiction of incorporation.

“Accounting Reference Date” means 31 December.

“Additional Cost Rate” has the meaning given to it in Schedule 3 (Mandatory Cost Formula ).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Issuing Bank” means:

(a)
in New York state, a “qualified bank” as defined by The New York Insurance Regulations and determined by the Securities and Valuation Office of the NAIC and whose name is contained in the Securities and Valuation Office list; or

(b)
in any other jurisdiction including any state in the United States of America other than New York state, a bank which meets the criteria, including such standards of financial condition and standing, as are considered necessary and appropriate by that jurisdiction’s regulator to regulate the quality of banks and trust companies issuing letters of credit for which the beneficiary can benefit from credit for reinsurance.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one year prior to the Final Maturity Date (but subject to the further provisions of Clause 7.4.)

“Available Commitment” means the Commitment under the Facility minus:

(a)
the Base Currency Amount of any outstanding Letters of Credit (other than any Letters of Credit that are due to expire or be cancelled and do expire or are cancelled prior to the proposed Utilisation Date); and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of any Letters of Credit that are due to be issued under the Facility on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of the Available Commitment in respect of the Facility.

“Base Currency” means US Dollars.

“Base Currency Amount” means, in relation to a Letter of Credit, the amount specified in the Utilisation Request delivered by the Borrower for that Letter of Credit (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Spot Rate of Exchange on the Utilisation Date adjusted under Clause 5.7 (Revaluation of Letters of Credit) and as adjusted to reflect any repayment or prepayment of a Letter of Credit.

“Break Costs” means the amount (if any) by which:

(a)
the interest which the Issuing Bank should have received for the period from the date of receipt of all or any part of an Unpaid Sum to the last day of the current Interest Period in respect of that Unpaid Sum, had the Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which the Issuing Bank would be able to obtain by placing an amount equal to the Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Luxembourg, New York and Switzerland.

“Cash” means, at any time, cash denominated in sterling, euro, US Dollars (or Australian Dollars) credited in a Cash Account and to which the Collateral Provider is alone beneficially entitled and which, for the avoidance of doubt, excludes cash held exclusively for the benefit of the Collateral Provider’s customers which is not available to the Collateral Provider for its own use and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of the Collateral Provider or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over the cash except for the Cash Charge; and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Facility.

“Cash Accounts” means the accounts of the Collateral Provider with the Issuing Bank with the following details: Sterling, sort code 200000 and account number 03493083; US Dollars, sort code 200000 and account number 79768933; Australian Dollars, sort code 200000 and account number 48314433; and euro, sort code 200000 and account number 48314444.

“Cash Charge” means the charge over cash deposit in the agreed form to be entered into by the Collateral Provider on or about the date of this Agreement pursuant to which the Collateral Provider creates a fixed charge over the Cash Accounts in favour of the Issuing Bank.

“Cash Collateral” means any Cash provided by the Collateral Provider as collateral in accordance with Clause 22.4 (Minimum Security Cover) and subject to the Transaction Security.

“Cash Proportion” means, at any time, the proportion, expressed as a percentage, of the value at that time of any Cash Collateral to the Total Collateral Value.

“Certified Copy” means a copy of an original document which is

(i)       in the case of the Borrower, certified by a director of the Borrower; and

(ii)	in the case of the Collateral Provider, certified by two directors of the Collateral Provider,

 as being a copy of that document..

“Change of Control” means any person or group of persons acting in concert gain direct or indirect control of the Borrower or the Collateral Provider.  For the purposes of this definition:

(a)	“control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of the Borrower or the Collateral Provider; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower or the Collateral Provider; or

(C)
give directions with respect to the operating and financial policies of the Borrower or the Collateral Provider with which the directors or other equivalent officers of the Borrower or the Collateral Provider are obliged to comply; and/or

(ii)
the holding beneficially of more than 50% of the issued share capital of the Borrower or the Collateral Provider (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)
“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in a company by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower or the Collateral Provider.

“Charged Property” means all of the assets of the Collateral Provider which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means $200,000,000 to the extent not cancelled, reduced or transferred under this Agreement.

“Commission Period” means, in relation to a Letter of Credit, each successive period commencing on the day after a Quarter Date and ending on the next Quarter Date except that the first Commission Period for a Letter of Credit shall commence on the date such Letter of Credit is issued and that no Commission Period in respect of a Letter of Credit may end after the Expiry Date for such Letter of Credit (so any Commission Period which would otherwise end after the Expiry Date for such Letter of Credit shall end on the relevant Expiry Date).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Constitutional Documents” means (i) the up-to-date and certified articles of association of the Borrower and the Collateral Provider each in the agreed form, (ii) an extract from the registry of commerce in respect of the Borrower, (iii) a certified extract from the Luxembourg trade and companies register in respect of the Collateral Provider, and (iv) a certified negative certificate issued by the Luxembourg trade and companies register stating that on the day immediately prior to the issuance of the certified negative certificate there were no records at the Luxembourg trade and companies register of any judicial decisions regarding, inter alia the bankruptcy (faillite), composition arrangements with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement) or controlled management (gestion contrôlée) of the Collateral Provider, each such extract or certificate, dated no earlier than 10 days before the date of this Agreement.

“Control Agreement” means the securities account control account agreement in the agreed form to be entered into on or about the date of this Agreement between the Issuing Bank, the Collateral Provider and the Custodian.

“CSSF” means the Commission de Surveillance du Secteur Financier of Luxembourg.

“Custodian Account” means the accounts established pursuant to the Custodian Agreement to hold the Securities Collateral, with numbers: G14965; 81360; G21040; 81359; G21039; 81358.

“Custodian” means J.P Morgan Bank Luxembourg S.A. or any replacement custodian from time to time in respect of the Securities Collateral approved by the Issuing Bank.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Securities” means:

(a)	Government Securities and Government Guaranteed Securities; and

(b)	Inflation Linked Securities;

(c)	Supranational Securities; and

(d)	Quasi Government Securities.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Facility” means the revolving letter of credit facility made available or to be made available under this Agreement for the purposes more specifically set out in Clause 3.

“Facility Office” means the office in the jurisdiction in which the Issuing Bank is resident for tax purposes.

“Fannie Mae” means The Federal National Mortgage Association, a corporation created under the laws of the United States of America.

“Final Maturity Date” means 31 December 2014 (as the same may be extended in accordance with Clause 7.4 (Extension option).

“Finance Document” means this Agreement, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Issuing Bank and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of finance leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a Group Company which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any Group Company relating to any post-retirement benefit scheme;

(h)
any amount raised by the issue of redeemable or preferred shares which are capable of redemption (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Year” means in relation to the Borrower, the Parent and/or the Collateral Provider, each calendar year ending on the 31 December.

“Fitch" means Fitch Ratings Ltd, a credit rating agency incorporated in England and Wales and any successor thereto.

“Freddie Mac” means The Federal Home Loan Mortgage Corporation, a corporation created under the laws of the United States of America.

“Ginnie Mae” means the Government National Mortgage Association, an agency of the government of the United States of America.

“Government Securities” means US Treasuries (i.e. US Government Bonds), Federal Deposit Insurance Corporation (FDIC), Government National Mortgage Association (GNMA), & OECD Government Bonds and Agency Bonds of the United States, United Kingdom, France, Germany, Australia, Canada or Japan which are AAA rated by Standard & Poors or in the case of the United States, rated no lower than the credit rating for the United States’ sovereign debt (at the date of this Agreement such debt being rated by Standard & Poors as AA+) or in the case of Japan, rated no lower than the credit rating for Japan’s sovereign debt (at the date of this Agreement such debt being rated by Standard & Poors as AA/AA2).

“Government Guaranteed Securities” means Agency Bonds explicitly guaranteed by the national governments of any of the United Kingdom, France, Germany, Australia, Canada or Japan and rated AAA by Standard & Poors or in the case of bonds guaranteed by the United States, rated no lower than the credit rating for the United States’ sovereign debt (at the date of this Agreement such debt being rated by Standard & Poors as AA+) or in the case of bonds guaranteed by Japan, rated no lower than the credit rating for Japan’s sovereign debt (at the date of this Agreement such debt being rated by Standard & Poors as AA/AA2).

“Group” means the Borrower, the Collateral Provider and each of their Subsidiaries for the time being and “Group Company” means any of them.

“Group Structure Chart” means the group structure chart in the agreed form.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Inflation Linked Securities” means US Tips, Canadian Government Real Return Bonds, French Global Inflation linked bonds, Japan Global Inflation linked bonds, and UK, German and Australian index linked bonds which are AAA rated by Standard & Poors or in the case of Japan Global Inflation Linked bonds, rated no lower than the credit rating for Japan’s sovereign debt (at the date of this Agreement and debt being rated by Standard & Poors as AA/AA2).

“Interest Period” means in relation to an Unpaid Sum, each period determined in accordance with Clause 12.1 (Default interest).

“Issuing Bank” means:

(a)	the Issuing Bank; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Issuing Bank),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Legal Opinion” means any legal opinion delivered to the Issuing Bank under Clause 4.1 (Initial conditions precedent).

“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Letter of Credit” means a letter of credit denominated in US Dollars or Australian Dollars, substantially in the form set out in Schedule 4A (Form of US Dollar Letter of Credit) or Schedule 4B (Form of Australian Dollar Letter of Credit)  in the case of a Letter of Credit issued in Australian Dollars or in any other form requested by the Borrower for the purposes of meeting the requirements of the regulatory body with whose rules the beneficiary of the relevant Letter of Credit is seeking to comply in order to benefit from credit for reinsurance provided such form is approved by the Issuing Bank (such approval not to be unreasonably withheld).

“LIBOR” means, in relation to an Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for the currency or Interest Period of that Unpaid Sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Issuing Bank at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00am on the Quotation Day for the offering of deposits in the currency of that Unpaid Sum and for a period comparable to the Interest Period for that Unpaid Sum.

“Limitation Acts” means the Limitation Act 1980 and any other legislation in force for the time being in England and Wales relating to the time barring of claims.

“LMA” means the Loan Market Association.

“Mandatory Cost” means the percentage rate per annum calculated by the Issuing Bank in accordance with Schedule 3 (Mandatory Cost Formula ).

“Margin” means in relation to any Unpaid Sum, 3 per cent per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the assets, financial condition or business of the Borrower, the Collateral Provider or of the Group taken as a whole;

(b)
the ability of the Borrower or the Collateral Provider to meet its payment obligations or the ability of the Borrower to comply with the financial covenants set out in Clause 22 (Financial Covenants) under any Finance Document;

(c)
the validity, legality or enforceability of, or the ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Issuing Bank under any of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

“NAIC” means the National Association of Insurance Commissioners.

“New York Insurance Regulations” means the New York Insurance Law and the rules and regulations promulgated thereunder which are in effect from time to time.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means in relation to the Borrower its audited financial statements for the period of 12 months ended 31 December 2010 and in relation to the Collateral Provider means its audited financial statements for the period of 12 months ended 31 December 2010 and in relation to the Parent means its audited consolidated financial statements for the period of 12 months ended 31 December 2010.

“Parent” means Flagstone Reinsurance Holdings S.A. (R.C.S. Luxembourg company no. B 153 214) whose registered office is at 37, Val St André, L-1128 Luxembourg, Grand Duchy of Luxembourg, a company incorporated in the Grand Duchy of Luxembourg.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means any and all registrations, filings, notices and other actions and steps required to be made in any jurisdiction in order to perfect security created by the Transaction Security Documents or in order to achieve the relevant priority for such Security.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:

(a)
of cash or deposits by the Borrower or the Collateral Provider in the ordinary course of trading (and for the avoidance of doubt this shall not include any cash or deposits subject to the Transaction Security);

(b)	of investments in the ordinary course of business;

(c)	provided no Event of Default has occurred which is continuing, of assets in exchange for other assets comparable or superior as to type, value and quality;

(d)	of obsolete or redundant vehicles, plant and equipment for cash;

(e)	arising as a result of any Permitted Security;

(f)	which is a lease or licence of property in the ordinary course of business; and

(g)
of assets not allowed under the preceding paragraphs (other than shares) for cash where the net consideration receivable (when aggregated with the net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed $20,000,000 (or its equivalent in other currencies) in any one Financial Year.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Finance Documents;

(b)	arising under the Borrower’s existing letter of credit and trust facilities with Citibank and Wells Fargo;

(c)	arising in respect of any Trade Instrument to the extent such Trade Instrument is fully collateralised; and

(d)
not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed an amount equal to 25% of Total Shareholder Equity (or such other amount as may be agreed by the parties in writing) (or its equivalent in other currencies) in aggregate at any time.

“Permitted Security” means:

(a)	any Security granted pursuant to the Transaction Security Documents;

(b)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by the Borrower or the Collateral Provider;

(c)	any netting or set-off arrangement entered into by the Borrower or the Collateral Provider in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(d)
any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a the Borrower or the Collateral Provider in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by the Borrower of the Collateral Provider;

(e)	any Security under netting or set-off arrangements under Treasury Transactions permitted by the Finance Documents;

(f)	any Transaction Security, including cash collateral to secure obligations under the Finance Documents;

(g)
any Security entered into in respect of Permitted Financial Indebtedness as described in paragraph (b) or paragraph (c) of that definition so long as such Security does not secure any Charged Property or otherwise adversely affect the validity or enforceability of the Transaction Security;

(h)
any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by the Borrower or the Collateral Provider other than any permitted under paragraphs (a) to (g) above) does not exceed $300,000,000 (or such other amount as may be agreed between the parties from time to time) (or its equivalent in other currencies) at any time; or

(i)	any Security created with the prior written consent of the Issuing Bank.

“Quarter Date” means 31 March, 30 June, 30 September and 31 December in each year.

“Quasi Government Securities” means Freddie Mac debentures and/or mortgage backed securities, Federal Home Loan Banks debentures and/or mortgage backed securities, Federal Farm Credit Banks debentures and/or mortgage backed securities and Fannie Mae debentures and/or mortgages backed securities each of which are at least AAA rated by Standard & Poors.

“Quasi-Security” has the meaning given to that term in Clause 23.3 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined the first day of that period.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Banks” means, in relation to LIBOR and Mandatory Cost, the principal London offices of the Issuing Bank, HSBC Bank plc, Lloyds Banking Group and The Royal Bank of Scotland plc or such other banks as may be appointed by the Issuing Bank in consultation with the Borrower.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to each of the Borrower and the Collateral Provider:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Repeating Representations” means each of the representations set out in Clause 20.2 (Status) to Clause 20.6 (Validity and admissibility in evidence) (inclusive), Clause 20.8 (No filing or stamp taxes), Clause 20.10 (No default), Clause 20.11 (No misleading information), paragraphs (d) and (e) of Clause 20.12 (Original Financial Statements), Clause 20.13 (Pari passu ranking) and Clause 20.14 (No proceedings pending or threatened), Clause 20.15 (Custodian arrangements), Clause 20.16 (No Insolvency), Clause 20.18 (Security and Financial Indebtedness), Clause 20.19 (Legal and beneficial ownership) and Clause 20.20 (Centre of main interests and establishments).

“Screen Rate” means in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the Base Currency and period displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Issuing Bank may specify another page or service displaying the appropriate rate after consultation with the Borrower.

“Securities Collateral” means at any time, any Eligible Securities provided by the Collateral Provider as collateral in accordance with Clause 22.4 (Minimum Security Cover) and subject to the Transaction Security.

“Securities Collateral Charge” means the Luxembourg law governed account pledge agreement in the agreed form to be entered into on or about the date of this Agreement by the Collateral Provider in favour of the Issuing Bank granting a first ranking perfected security interest in the Securities Collateral held in the Custodian Account.

“Securities Collateral Proportion” means, at any time, the proportion, expressed as a percentage, of the value at that time of any Securities Collateral to the Total Collateral Value.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Issuing Bank is satisfied that all of the liabilities of the Borrower and the Collateral Provider under each Finance Document are irrevocably discharged in full and the Issuing Bank has no commitment or liability, whether present or future, actual or contingent, in relation to the Facility.

“Spot Rate of Exchange” means the Issuing Bank’s spot rate of exchange for the purchase of the relevant amount of the relevant currency with the Base Currency in the London foreign exchange market at about 11am on a particular day.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Supranational Securities” means European Bank for Reconstruction and Development, European Investment Bank & European Union securities which are in each case at least AAA rated by Standard & Poors.

“Standard & Poor’s” means Standard & Poors Rating Services a division of the McGraw & Hill Companies, Inc., a New York corporation, and any successor thereto.

“Supportable Capital Transactions” means a dividend paid out of retained earnings, a return of share capital or any analogous transaction.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Total Collateral Value” means, at any time, the aggregate of the value of the Cash Collateral and the value of the Securities Collateral, in each case as determined by the Issuing Bank, acting reasonably and for the avoidance of doubt in determining the value of the Securities Collateral the Issuing Bank’s determination shall be made on the basis of the most recent valuation of the Securities Collateral provided by the Custodian pursuant to paragraph (a) of Clause 21.4 (Information: miscellaneous) except that where there is no readily available market value for the Securities Collateral and the Custodian has based its valuation of such Securities Collateral on a financial model which is not satisfactory to the Issuing Bank (acting reasonably), the Issuing Bank shall be entitled to obtain and have regard to a further independent valuation of the Securities Collateral.

“Total Shareholder Equity” means, at any time, the amount appearing next to the heading “Total Shareholder Equity” in the most recent audited financial statements of the Borrower provided to the Issuing Bank pursuant to paragraph 21.1(a) of Clause 21.1 (Financial statements).

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit, credit for reinsurance trusts or collateral trust funds issued in respect of the obligations of any Group Company arising in the ordinary course of trading.

“Transaction Security” means the Security created or expressed to be created in favour of the Issuing Bank pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraphs 2(b) to 2(d) of Part 1A of Schedule 1 (Conditions Precedent) together with any other document entered into by the Borrower or Collateral Provider creating or expressed to create or deal with any Security over all or any part of its assets in respect of its obligations under any of the Finance Documents.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower or the Collateral Provider under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date on which a Utilisation is made being the date on which a Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Issuing Bank”, the “Borrower”, the “Collateral Provider”, the “Custodian” or any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Issuing Bank or, if not so agreed, is in the form specified by the Issuing Bank;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)
“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)
a provision of law is a reference to that provision as amended or re-enacted; and is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced whether before or after the date of this Agreement;

(x)	a time of day is a reference to London time; and

(xi)	reinsurance includes insurance and retrocession.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)	Any reference in this Agreement to:

(i)	the Borrower “repaying” or “prepaying” a Letter of Credit means:

(A)	the Borrower or the Collateral Provider providing cash cover or eligible collateral for any Letter of Credit;

(B)	the maximum amount payable under any Letter of Credit being reduced in accordance with its terms; or

(C)	the Issuing Bank being satisfied that it has no further liability under any Letter of Credit;

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (A) and (B) above is the amount of the relevant cash cover, eligible collateral or reduction.

1.3	Currency Symbols and Definitions

(a)	“£” and “Sterling” denotes the lawful currency of the United Kingdom;

(b)	“€” and “euro” denotes the single currency of the Participating Member States;

(c)	“$” and “US Dollars” denotes the lawful currency of the United States of America; and

(d)	“Aus $” and “Australian Dollars” denotes the lawful currency of Australia.

1.4	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 2

THE FACILITY

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Issuing Bank makes available a multicurrency revolving letter of credit facility in an aggregate amount equal to the Commitment.

2.2	Nature of this Agreement

(a)	This Agreement sets out the basis on which the Issuing Bank may from time to time make facilities available to the Borrower.

(b)
The Facility may be amended and/or restated from time to time by agreement in writing between the Parties.  The nature of the Facility and of this Agreement may therefore change from time to time, even to the extent of becoming a new agreement fundamentally different from that which exists at the date of this Agreement and is evidenced by this document.  Following any such amendment, it is intended that references to this Agreement shall be to this Agreement as so amended.

3	Purpose

3.1	Purpose

All amounts utilised by the Borrower under the Facility shall be applied in the issuance by the Issuing Bank of Letters of Credit required as collateral in respect of reinsurance policies provided by the Borrower.

3.2	Monitoring

The Issuing Bank is not bound to monitor or verify the application of any amount borrowed or utilised pursuant to this Agreement and shall not be responsible for, or for the consequences of, such application.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Issuing Bank will only be obliged to comply with Clause 5.5 (Issue of Letters of Credit) in relation to any Utilisation if:

(a)	on or before the date of this Agreement, the Issuing Bank has received all of the documents and other evidence listed in Part 1A of Schedule 1 (Conditions Precedent);

(b)
on or before the Utilisation Date for that Utilisation, the Issuing Bank has received all of the documents and other evidence listed in Part 1B of Schedule 1 (Conditions Precedent) and in Clause 4.5 (Condition Subsequent),

in each case in form and substance satisfactory to the Issuing Bank (acting reasonably).  The Issuing Bank shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent) the Issuing Bank will only be obliged to comply with Clause 5.5 (Issue of Letters of Credit) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Letter of Credit renewed in accordance with Clause 5.6 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)
in the case of any Utilisation made on the date of this Agreement, all the representations and warranties in Clause 20 (Representations) or, in relation to any other Utilisation, the Repeating Representations, in any case to be made by the Borrower are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to an Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Utilisation Date for that Utilisation; and

(ii)	it is in sterling, euro or Australian Dollars or has been approved by the Issuing Bank on or prior to receipt by the Issuing Bank of the relevant Utilisation Request for that Utilisation.

(b)
If the Issuing Bank has received a written request from the Borrower for a currency to be approved under paragraph (a)(ii)above, the Issuing Bank will confirm to the Borrower as soon as practicable prior to the proposed Utilisation Date whether or not it has granted its approval.

4.4	Maximum number of Utilisations

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 150 Letters of Credit would be outstanding.

4.5	Condition Subsequent

The Borrower shall, within five Business Days of the date of this Agreement, provide to the Issuing Bank evidence satisfactory to the Issuing Bank that any process agent referred to in paragraph (a)(i) of Clause 38.2 (Service of process) has accepted its appointment.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 3

UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility and request a Letter of Credit be issued by delivery to the Issuing Bank of a duly completed Utilisation Request not later than 11am two Business Days prior to the date of the proposed Utilisation.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Letter of Credit comply with Clause 5.3 (Currency and amount);

(iii)	the form of Letter of Credit is attached;

(iv)
the Expiry Date of a Letter of Credit falls no later than 15 Months after the Utilisation Date for that Letter of Credit (or in the case of a Letter of Credit issued in Australian Dollars the Expiry Date of the Letter of Credit falls no later than 24 months after the Utilisation Date for that Letter of Credit); and

(v)	the delivery instructions for the Letter of Credit are specified.

(b)	Only one Letter of Credit may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Letter of Credit must if the currency selected is:

(i)	the Base Currency, be a minimum of $10,000; and

(ii)	an Optional Currency, a minimum Base Currency Amount of $10,000,

or in each case, if less, the Available Commitment.

5.4	Cancellation of Commitment

The Commitment shall be immediately cancelled at the end of the Availability Period.

5.5	Issue of Letters of Credit

(a)
If the conditions set out in Clause 4 (Conditions of Utilisation), Clause 5.1 (Delivery of a Utilisation Request), Clause 5.2 (Completion of a Utilisation Request) and Clause 5.3 (Currency and amount) have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	The Issuing Bank shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Borrower of the same.

5.6	Renewal of a Letter of Credit

(a)	Subject to Clause 7.4 (Extension option) and paragraph (b) below, each Letter of Credit issued shall automatically be renewed on each Expiry Date for a further period not exceeding 12 Months.

(b)
A Letter of Credit shall not be automatically renewed to the extent that the Issuing Bank has notified the Borrower in writing at least 90 days prior to the Expiry Date that the Letter of Credit will not be renewed and the Issuing Bank has sent a notice to the beneficiaries of such Letter of Credit at least 60 days prior to the Expiry Date of such Letter of Credit confirming that the same shall not be automatically renewed upon the Expiry Date.

(c)
The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the new Expiry Date as determined in accordance with paragraph (a) above thereafter (subject to further renewal in accordance with paragraph (b) above).

5.7	Revaluation of Letters of Credit

(a)
If any Letter of Credit is denominated in an Optional Currency, the Issuing Bank may at monthly intervals after the date of this Agreement recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Spot Rate of Exchange on the date of calculation.

(b)
The Borrower shall, if requested by the Issuing Bank, ensure that within ten Business Days of such request sufficient Utilisations are prepaid to prevent the Base Currency amount of the Utilisations exceeding the Commitment following any adjustment to a Base Currency Amount under paragraph (a) above.

5.8	Deemed Utilisation

Notwithstanding the conditions set out in this Agreement, each letter of credit issued, renewed or revalued under the facility agreement made between the Borrower and the Issuing Bank dated 5 March 2009 as amended from time to time and that is still in issue at the date of this Agreement shall be deemed to have been issued, renewed or revalued in compliance with clauses 5.1 (Delivery of a Utilisation Request) to clause 5.7 (Revaluation of Letters of Credit) of this Agreement. Any such issue, renewal or revaluation shall not be construed as a waiver of (i) the conditions set out in this clause for any other purpose or (ii) any Default that may be continuing at such time. For the avoidance of doubt any such utilisation shall (i) reduce the Available Commitment and (ii) be subject to clause 4.1 (Initial Conditions Precedents) and 4.2 (Further Conditions Precedent) of this Agreement.

6	Letters of Credit

6.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower shall repay or prepay the amount on demand by the Issuing Bank in accordance with paragraph 6.2.

6.2	Claims under a Letter of Credit

(a)
Each of the Borrower and the Collateral Provider irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a “Claim”).

(b)
Each of the Borrower and the Collateral Provider shall within ten Business Days of demand in writing by the Issuing Bank pay to the Issuing Bank an amount equal to the amount of any Claim under that Letter of Credit and the Collateral Provider authorises the Issuing Bank to directly debit amounts standing to the credit of the Cash Account for the purposes of satisfying the Borrower’s and the Collateral Provider’s liability under this paragraph (b) in whole or in part.

(c)	Each of the Borrower and the Collateral Provider acknowledges that the Issuing Bank:

(i)
is not obliged to carry out any investigations or seek any confirmation from any other person before paying a claim (other than ensuring that the claim is requested by the beneficiary of the relevant Letter of Credit and does not exceed the amount available under such Letter of Credit);and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of the Borrower and the Collateral Provider under this Clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

6.3	Indemnities

(a)
The Borrower shall within five Business Days of demand in writing by the Issuing Bank indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit.  For the avoidance of doubt this indemnity shall not cover any cost, loss or liability covered by Clauses 15 (Tax Gross-up and Indemnities), 17 (Other Indemnities) and 18.2 (Limitation of liability).

(b)
The obligations of the Borrower under this Clause 6.3 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 6.3 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, the Borrower, the Collateral Provider, any beneficiary under a Letter of Credit or any other person;

(ii)
the release of the Borrower or the Collateral Provider (other than a release of the Borrower or the Collateral Provider under the Finance Documents) or any other person under the terms of any composition or arrangement with any creditor or any Group Company;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower, the Collateral Provider or any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower, the Collateral Provider or any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

6.4	Rights of contribution

Neither the Borrower nor the Collateral Provider will be entitled to any right of contribution or indemnity from the Issuing Bank in respect of any payment it may make under this Clause 6.

6.5	Role of the Issuing Bank

(a)	Nothing in this Agreement constitutes the Issuing Bank as a trustee or fiduciary of any other person.

(b)	The Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(c)	The Issuing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(d)	The Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)	The Issuing Bank is not responsible for:

(i)
the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by any Party (including itself, unless directly caused by its gross negligence or wilful misconduct) or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(ii)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

6.6	Exclusion of liability

(a)
Without limiting paragraph (b) of Clause 8.1 (Illegality) below the Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Issuing Bank) may take any proceedings against any officer, employee or agent of the Issuing Bank in respect of any claim it might have against the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7	Repayment

7.1	Repayment of Claims

The Borrower and as applicable the Collateral Provider shall repay amounts due to the Issuing Bank in respect of any Claims in accordance with Clause 6.2 (Claims under a Letter of Credit).

7.2	Final Repayment

Notwithstanding any other term or condition of this Agreement any Financial Indebtedness due, owing or incurred under this Agreement and not repaid or prepaid prior to the Final Maturity Date shall be paid or repaid as the case may be on the Final Maturity Date.

7.3	Revolving Facility

Save as otherwise provided hereunder, the Borrower may redraw any part of the Facility which is repaid.

7.4	Extension option

(a)
The Issuing Bank may, at its sole discretion and subject to clause 7.5 (Redrawing of the Facility) notify the Borrower in writing that it is willing to extend the Facility by a further period of 364 days from the Original Final Maturity Date (an “Extension Notice”).

(b)
Unless the Borrower notifies the Issuing Bank in writing prior to the Original Final Maturity Date following receipt of an Extension Request that it does not wish for the Facility to be extended, the Facility will be extended so that the Final Maturity Date will fall on the date that is 364 days from and including the Original Final Maturity Date.

(c)	If:

(i)	the Issuing Bank does not issue an Extension Notice to the Borrower; or

(ii)	the Borrower notifies the Issuing Bank that it does not wish for the Facility to be extended following receipt of an Extension Request in accordance with paragraph (b) above,

the Facility will terminate on the Original Final Maturity Date.

(d)
Notwithstanding the Original Final Maturity Date or the extended Final Maturity Date (as the case may be), if as a consequence of the automatic renewal of any Letters of Credit, an Expiry Date would fall after the Original Final Maturity Date or the extended Final Maturity Date (as the case may be), then the Issuing Bank will notify the Borrower and the relevant beneficiaries of such Letters of Credit (provided such notice is given in accordance with the terms of such Letters of Credit) prior to the relevant Expiry Date that such Letters of Credit will not be automatically renewed upon such Expiry Date.

7.5	Redrawing of the Facility

Notwithstanding any other term of this Agreement no new Letter of Credit or renewal or extension of an existing Letter of Credit will be permitted after 31 December 2012.

8	Illegality and Cancellation

8.1	Illegality

If it becomes unlawful for the Issuing Bank to issue any Letter of Credit, the Issuing Bank shall promptly notify the Borrower upon becoming aware of that event, and upon notifying the Borrower:

(a)	the Facility shall cease to be available for the issue of Letters of Credit and the Commitment shall be immediately reduced to zero; and

(b)
in respect of any Letters of Credit issued, the Borrower shall use its best endeavours to procure the release of each Letter of Credit issued and shall immediately repay or prepay all amounts outstanding under such Letters of Credit.

8.2	Voluntary Cancellation

The Borrower may, if it gives the Issuing Bank not less than ten Business Days’ prior notice, cancel the whole or any part of the Available Commitment (but, if in part, by a minimum amount of $500,000).

9	Restrictions

9.1	Notices of Cancellation

Any notice of cancellation given by any Party under Clause 8 (Illegality and Cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation is to be made and the amount of that cancellation.

9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and subject to any Break Costs in addition to any other fees, costs or expenses payable in respect of any such prepayment under this Agreement.

9.3	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

9.4	No reinstatement of Commitment

No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

10	Termination

If the Issuing Bank ceases to be an Approved Issuing Bank, the Borrower may whilst such circumstance continues, give the Issuing Bank at least five Business Days’ notice of cancellation of the Facility.  If the Borrower notifies the Issuing Bank that it wishes to cancel the Facility in accordance with this Clause then:

(a)	the Borrower must procure the return of any outstanding Letters of Credit upon which the same shall be cancelled; and

(b)	the Borrower shall repay all amounts outstanding under the Finance Documents,

and until all amounts outstanding under the Finance Documents have been irrevocably and unconditionally repaid in full and all outstanding Letters of Credit have been returned and cancelled, neither the Borrower nor the Collateral Provider shall not be released from its obligations under the Finance Documents and the Cash Collateral and Securities Collateral shall remain subject to the Transaction Security.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 5

COSTS OF UTILISATION

11	Commission payable in respect of Letters of Credit

(a)
The Borrower shall pay to the Issuing Bank a letter of credit fee in the Base Currency computed on the outstanding amount of each Letter of Credit at a rate of 0.45 per cent per annum for the period from the date of issue of that Letter of Credit until its Expiry Date.

(b)
The accrued letter of credit fees on a Letter of Credit for a Commission Period shall be payable in arrears within five Business Days of being notified by the Issuing Bank of the amount payable for the relevant Commission Period in accordance with paragraph (d) below.

(c)
If any Letter of Credit is denominated in an Optional Currency, in order to calculate the fees payable in accordance with paragraphs 10(a) and 10(b) above the Issuing Bank shall notionally convert into the Base Currency outstanding amount of each Letter of Credit on the basis of the Spot Rate of Exchange at close of business on a date falling within five Business Days after the end of the Commission Period.

(d)	The Issuing Bank shall notify the Borrower of the amount of commission payable in respect of each Commission Period within five Business Days after the end of the relevant Commission Period.

12	Default Interest

12.1	Default interest

(a)	If the Borrower or the Collateral Provider fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the Unpaid Sum from:

(i)
in the case of any amount due and owing under paragraph (b) of Clause 6.2 (Claims under a Letter of Credit), the date the Issuing Bank makes any payment in respect of a Claim pursuant to paragraph (a) of Clause 6.2 (Claims under a Letter of Credit) up to the date of actual payment (both before and after judgment); and

(ii)	in the case of any other Unpaid Sum, the due date up to the date of actual payment (both before and after judgment)

at a rate which is the aggregate of:

(A)	the Margin;

(B)	LIBOR; and

(C)	Mandatory Cost, if any,

for successive Interest Periods, each of a duration selected by the Issuing Bank (acting reasonably).  Any interest accruing under this Clause 12.1 shall be immediately payable by the Borrower or the Collateral Provider as the case may be on demand by the Issuing Bank.

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

12.2	Notification of rates of interest

The Issuing Bank shall promptly notify the Borrower and the Collateral Provider of the determination of a rate of interest under this Agreement.

13	Changes to the Calculation of Interest

13.1	Absence of quotations

Subject to Clause 13.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11am on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

13.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to an Unpaid Sum for any Interest Period, then the rate of interest on that Unpaid Sum for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Borrower and the Collateral Provider by the Issuing Bank as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Issuing Bank of funding that Unpaid Sum from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Issuing Bank to determine LIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Borrower and the Collateral Provider receives notifications from the Issuing Bank that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

13.3	Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Issuing Bank or the Borrower so requires, the Issuing Bank and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall be binding on all Parties.

13.4	Break Costs

The Borrower and the Collateral Provider shall, within five Business Days of demand by the Issuing Bank, pay to the Issuing Bank its Break Costs attributable to all or any part of an Unpaid Sum being paid by the Borrower or the Collateral Provider on a day other than the last day of an Interest Period for that Unpaid Sum.

14	Fees

14.1	Commitment fee

(a)	The Borrower shall pay to the Issuing Bank a fee computed at the rate of 0.225 per cent per annum on the Available Commitment for the Availability Period.

(b)
The accrued commitment fee is payable quarterly in arrears (beginning on the date falling three Months after the date of this Agreement) on the Final Maturity Date and if cancelled in full, on the cancelled amount of the Commitment at the time the cancellation is effective.

14.2	Administrative fees

The Borrower shall pay to the Issuing Bank:

(a)
a fee of $120 for each Letter of Credit issued in respect of either a United States domiciled beneficiary or an Australian domiciled beneficiary pursuant to this Facility, payable on the date such Letter of Credit is issued;

(b)
a fee of $95 for each amendment made to a Letter of Credit issued in respect of either a United States domiciled beneficiary or an Australian domiciled beneficiary payable on the date such amendment is made;

(c)	a fee of $60 per annum for any extension of any Letter of Credit referred to in (a) above, payable on the date of any such extension and at 12 monthly intervals thereafter;

(d)
a fee of $100 each time that the Issuing Bank makes a payment in respect of a Claim under any Letter of Credit referred to in (a) above, such fee to be payable at the same time as the Borrower is required to make a payment to the Issuing Bank in respect of such Claim pursuant to paragraph (b) of Clause 6.2 (Claims under a Letter of Credit).

If the Issuing Bank requires any payment under (a) to (d) above to be payable in Sterling rather than US Dollars the Issuing Bank shall notify the Borrower accordingly and the Borrower shall make any such payment in Sterling.  The amount of any such payment shall be calculated at the Spot Rate of Exchange for US Dollars into Sterling at the date on which any such payment is due hereunder.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15	Tax Gross-up and Indemnities

15.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by the Borrower to the Issuing Bank under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

15.2	Tax gross-up

(a)	The Borrower and the Collateral Provider shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower and the Collateral Provider shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Issuing Bank accordingly.  Similarly, the Issuing Bank shall notify the Borrower and the Collateral Provider on becoming so aware in respect of a payment payable to the Issuing Bank.

(c)
If a Tax Deduction is required by law to be made by the Borrower or the Collateral Provider, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If the Borrower or the Collateral Provider is required to make a Tax Deduction, the Borrower or the Collateral Provider (whichever is applicable) shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower or the Collateral Provider (whichever is applicable)shall deliver to the Issuing Bank evidence reasonably satisfactory to the Issuing Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.3	Tax indemnity

(a)
The Borrower and the Collateral Provider shall (within five Business Days of receipt of a demand by the Issuing Bank) pay to the Issuing Bank an amount equal to the loss, liability or cost which the Issuing Bank determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Issuing Bank in respect of a Finance Document.

(b)
If the Borrower or the Collateral Provider (acting in good faith) disputes any amount demanded pursuant to paragraph (a) above, the Parties will consult in good faith for a period of up to 30 days to agree an acceptable amount.  If no agreement is reached at the end of the 30 day period, the amount payable to the Issuing Bank pursuant will be that amount initially demanded by the Issuing Bank pursuant to paragraph (a) above.  For the avoidance of doubt, the Issuing Bank shall not be required to disclose to the Borrower, the Collateral Provider or either of its advisers any information relating to its tax or financial affairs it considers to be confidential or sensitive.

(c)
To the extent that the Borrower or the Collateral Provider pays an amount to the Issuing Bank pursuant to paragraph (a) above which is in excess of the actual amount of the loss, liability or cost suffered by the Issuing Bank, the Issuing Bank shall repay the amount of such excess to the Borrower.

(d)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on the Issuing Bank:

(A)	under the law of the jurisdiction in which the Issuing Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Issuing Bank is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Issuing Bank’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Issuing Bank; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 15.2 (Tax gross-up).

(e)	The Issuing Bank shall promptly notify the Borrower (or the Collateral Provider if relevant) of the event which will give, or has given, rise to the claim.

15.4	Tax Credit

If the Borrower or the Collateral Provider makes a Tax Payment and the Issuing Bank determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	the Issuing Bank has obtained, utilised and retained that Tax Credit,

the Issuing Bank shall pay an amount to the Borrower or the Collateral Provider as applicable which the Issuing Bank determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower or the Collateral Provider as applicable.

15.5	Stamp taxes

The Borrower and the Collateral Provider shall pay and, within five Business Days of receipt of a demand, indemnify the Issuing Bank against any cost, loss or liability the Issuing Bank incurs in relation to all stamp duty, registration and other similar stamp or registration Taxes payable in respect of any Finance Document except where such cost, loss or liability is due to the Issuing Bank’s negligence or wilful misconduct.

15.6	Value added tax

(a)
All consideration expressed to be payable under a Finance Document by the Borrower or the Collateral Provider to the Issuing Bank shall be deemed to be exclusive of any VAT.  If VAT is chargeable on any supply made by the Borrower or the Collateral Provider to the Issuing Bank in connection with a Finance Document, the Borrower or the Collateral Provider as applicable shall pay to the Issuing Bank (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)
Where a Finance Document requires the Borrower or the Collateral Provider to reimburse the Issuing Bank for any costs or expenses, the Borrower or the Collateral Provider (as applicable) shall also at the same time pay and indemnify the Issuing Bank against all VAT incurred by the Issuing Bank in respect of the costs or expenses to the extent that the Issuing Bank reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

16	Increased Costs

16.1	Increased costs

(a)
Subject to Clause 16.3 (Exceptions) the Borrower shall, within five Business Days of receipt of a demand by the Issuing Bank, pay to the Issuing Bank the amount of any Increased Costs incurred by the Issuing Bank or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on the Issuing Bank’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Issuing Bank or any of its Affiliates to the extent that it is attributable to the Issuing Bank having entered into the Commitment or funding or performing its obligations under any Finance Document.

16.2	Increased cost claims

(a)	If the Issuing Bank intends to make a claim pursuant to Clause 16.1 (Increased costs) it shall promptly notify the Borrower.

(b)	The Issuing Bank shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower or the Collateral Provider;

(ii)	compensated for by Clause 15.3 (Tax indemnity);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the Issuing Bank or its Affiliates of any law or regulation.

(b)	In this Clause 16.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 15.1 (Definitions).

17	Other Indemnities

17.1	Currency indemnity

(a)
If any sum due from the Borrower or the Collateral Provider under this Agreement (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower and the Collateral Provider shall as an independent obligation, within five Business Days of receipt of a demand, indemnify the Issuing Bank against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
Each of the Borrower and the Collateral Provider waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

The Borrower and the Collateral Provider shall each, within five Business Days of receipt of a demand, indemnify the Issuing Bank against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)
any default by the Borrower or the Collateral Provider in the performance of any of the obligations expressed to be assumed by it in the Finance Documents, including (but not limited to) a failure by the Borrower to pay any amount due under a Finance Document on its due date;

(c)	investigating any event which it reasonably believes is a Default;

(d)	entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 28.7 (Change of currency);

(e)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(f)	the taking, holding or protection of the Transaction Security, the exercise of any of the rights, powers, discretions and remedies vested in the Issuing Bank by the Finance Documents or by law,

except to the extent that any such cost, loss or liability is indemnified under Clause 19 (Costs and Expenses).

17.3	Demands for indemnification

The Issuing Bank will use reasonable endeavours to ensure that any costs, losses or liabilities claimed by it pursuant to any indemnity in a Finance Document were incurred reasonably.

18	Mitigation by the Issuing Bank

18.1	Mitigation

(a)
The Issuing Bank shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 15 (Tax Gross-up and Indemnities) or Clause 16 (Increased Costs) or paragraph 4 of Schedule 3 (Mandatory Cost Formula ) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower or the Collateral Provider under the Finance Documents.

18.2	Limitation of liability

(a)	The Borrower shall indemnify the Issuing Bank for all costs and expenses reasonably incurred by the Issuing Bank as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	The Issuing Bank is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of the Issuing Bank (acting reasonably), to do so might be prejudicial to it.

19	Costs and Expenses

19.1	Transaction expenses

(a)
The Borrower and the Collateral Provider shall promptly on demand pay the Issuing Bank the amount of all costs and expenses (including legal fees) reasonably incurred by it from time to time (and by any Receiver) in connection with the negotiation, preparation, printing, execution and perfection of:

(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security and for the avoidance of doubt, this shall not include any Letter of Credit; and

(ii)	any other Finance Documents executed after the date of this Agreement.

(b)
The costs and expenses payable by the Borrower and the Collateral Provider pursuant to paragraph (a) above shall be subject to the cap on costs agreed between the Issuing Bank and the Borrower in the letter dated 7 July 2011 (such cap subject to the assumptions set out therein).

19.2	Amendment costs

If (a) the Borrower or the Collateral Provider requests an amendment, waiver or release of, or consent in relation to any Finance Document or (b) an amendment is required to any Finance Document pursuant to Clause 28.7 (Change of currency), the Borrower and the Collateral Provider shall, within five Business Days of receipt of a demand, reimburse the Issuing Bank for the amount of all costs and expenses (including legal fees) reasonably incurred by the Issuing Bank (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Enforcement and preservation costs

The Borrower and the Collateral Provider shall, within five Business Days of demand, pay to the Issuing Bank the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under, any Finance Document and the Transaction Security except to the extent that any such costs are indemnified under Clause 17.2 (Other indemnities).

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20	Representations

20.1	General

The Issuing Bank has entered into this Agreement in reliance on the representations of the Borrower and the Collateral Provider as set out in this Clause 20, and each of the Borrower and the Collateral Provider warrants to the Issuing Bank on the date of this Agreement as set out in this Clause 20.

20.2	Status

(a)	The Borrower is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)
The Collateral Provider is a public limited liability company (société anonyme), duly incorporated and validly in existence under Luxembourg law and has been authorized by the CSSF as a specialised investment fund (fonds d’investissement spécialisé) under the Luxembourg law of 13 February 2007 relating to specialised investment funds, as amended, and is subject to the supervision of the CSSF.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and such Security is valid and effective.

20.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents and/or its consolidated articles of association;

(c)
where applicable any prospectus published by it (as it may be amended from time to time), any offering document within the meaning of the Luxembourg law of 13 February 2007 relating to  specialised investment funds, as amended, and/or any other offering document published by it; or

(d)	any agreement or instrument binding upon it or any of its assets.

20.5	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by the Finance Documents to which it is a party.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.6	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)
to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect except for those necessary to satisfy the Perfection Requirements (which will be obtained or effected within the time allowed for those Perfection Requirements to be fulfilled).

20.7	Governing law and enforcement

(a)	The choice of English or Luxembourg law as the case may be as the governing law of the Finance Documents to which it is a party will be recognised and enforced in all Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document to which it is a party will be recognised and enforced in all Relevant Jurisdictions.

20.8	No filing or stamp taxes

Under the laws of all Relevant Jurisdictions it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any of the Finance Documents or the transactions contemplated by the Finance Documents to which it is a party except for Perfection Requirements and payment of associated fees (which registrations, filings, taxes and fees will be made and paid within the time allowed for those Perfection Requirements to be fulfilled).

20.9	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party (other than as contemplated in Clause 15 (Tax Gross-up and Indemnities)).

20.10	No default

(a)	No Event of Default is continuing or is reasonably likely to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it.

20.11	No misleading information

(a)
Any factual information provided by or on behalf of the Borrower or the Collateral Provider to the Issuing Bank was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(b)	Any financial projection or forecast has been prepared on the basis of recent historical information and on the basis of reasonable assumptions;

(c)
No information has been given or withheld that results in the information, opinions, intentions, forecasts or projections referred to in (a) or (b) above being untrue or misleading in any material respect.

20.12	Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Issuing Bank in writing to the contrary.

(b)
The unaudited Original Financial Statements fairly represent the financial condition of the Borrower, the Collateral Provider and of the Group as a whole and results of operations for the relevant period to which they relate unless expressly disclosed to the Issuing Bank in writing to the contrary prior to the date of this Agreement.

(c)	The audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant period to which they relate.

(d)	Its most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):

(i)
have unless expressly been disclosed to the Issuing Bank in writing prior to delivery of the relevant accounts and the Issuing Bank has confirmed in writing that this is acceptable, been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its financial condition as at the end of, and results of operations for, the period to which they relate.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 21.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

20.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily referred by law applying to companies generally.

20.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, would have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

20.15	Custodian arrangements

(a)
The Custodian has been properly appointed as custodian in respect of the Securities Collateral held in the Custodian Account and there is no agreement (including, but not limited to any custody agreement between the Collateral Provider and JP Morgan Bank Luxembourg S.A.) which affects such appointment (other than the Securities Collateral Charge, Control Agreement and the account opening agreements relating to the Custodian Account (copies of which have been provided to the Issuing Bank on or prior to the date of this Agreement)) or which restricts or prevents the Custodian from entering into and performing its obligations under the Securities Collateral Charge and the Control Agreement.

(b)	The Custodian has no Security over the Charged Property.

(c)	The Custodian has been notified of the perfection of the Transaction Security.

20.16	No Insolvency

(a)
The Borrower and the Collateral Provider are able to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Borrower and the Collateral Provider respectively are less than its liabilities (taking into account contingent and prospective liabilities).

(c)	No moratorium has been declared in respect of any indebtedness of any member of the Group.

20.17	Insolvency proceedings

(a)	No corporate action, legal proceedings or any other procedure or step has been taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(ii)
a composition, compromise, assignment or arrangement with any creditor of the Borrower or the Collateral Provider other than a commutation or settlement between the Borrower and a cedant in the ordinary course of the Borrower’s business;

(iii)
opening of bankruptcy proceedings or the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(iv)
the bankruptcy (faillite), insolvency, voluntary or judicial liquidation (insolvabilité, liquidation volontaire ou judiciaire) of the Collateral Provider or the entering into by the Collateral Provider of composition arrangements with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management, a general settlement with creditors or reorganisation proceedings or similar proceedings affecting the rights of creditors generally, or fraudulent conveyance (actio pauliana) in respect of the assets of the Collateral Provider;

(v)
the appointment of a receiver (curateur), liquidator (liquidateur), auditor (commissaire), verifier (expert-vérificateur), supervisory judge (juge commissaire), judge delegate (juge délégué) in respect of the Collateral Provider, save for purposes of amalgamation, merger, consolidation, reorganisation or other similar arrangements permitted under this Agreement; or

(vi)	enforcement of any Security over any assets of the Borrower,

or any analogous procedure or step is taken in any jurisdiction.

(b)
Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised.

 Security and Financial Indebtedness

20.18	Security and Financial Indebtedness

(a)	No Security exists over all or any of the present or future assets of the Borrower or the Collateral Provider other than Permitted Security.

(b)	No Financial Indebtedness of the Borrower or the Collateral Provider is outstanding other than Permitted Financial Indebtedness.

20.19	Legal and beneficial ownership

The Borrower and the Collateral Provider are the sole legal and beneficial owners of their respective assets over which they purport to grant Transaction Security free from any claims, third party rights or competing interests other than Permitted Security.

20.20	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the Collateral Provider’s respective centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its respective jurisdiction of incorporation or formation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction. The Borrower's business establishment is at its registered domicile and the Borrower confirms its obligations under this Agreement are carried out at this location for the purposes of the Swiss Bankruptcy Code.

20.21	Corporate Benefit

The Collateral Provider has received sufficient and commensurate corporate benefit in exchange for entering into any of the Transaction Security.

20.22	Repetition

The Repeating Representations are deemed to be made by the Borrower and the Collateral Provider by reference to the facts and circumstances then existing on the date of each Utilisation Request on each Utilisation Date and on each due date for payment of commission under Clause 11 (Commission payable in respect of Letters of Credit).

21	Information Undertakings

The undertakings in this Clause 21 remain in force from the date of this Agreement until the end of the Security Period.

21.1	Financial statements

The Borrower shall provide to the Issuing Bank:

(a)
as soon as they become available, but in any event within 180 days after the end of each of their Financial Years, the audited consolidated financial statements of the Borrower and the Parent and the financial statement of the Collateral Provider for that Financial Year; and

(b)
as soon as they are available, but in any event within 90 days after the end of each Financial Quarter of each of its Financial Years each of their unaudited unconsolidated financial statements for that Financial Quarter.

21.2	Compliance Certificates

(a)
The Borrower shall supply to the Issuing Bank, with each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) at the date at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by at least two directors of the Borrower and, in the case of Compliance Certificates delivered with the financial statements provided pursuant to paragraph (a) of Clause 21.1 (Financial statements), by the Borrower’s auditors.

21.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the Borrower, the Parent or the Collateral Provider as relevant as applicable as giving a true and fair view of (in the case of audited financial statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up

(b)
The Borrower shall procure that each set of Financial Statements delivered pursuant to Clause 21.1 (Financial statements) shall be prepared in accordance with the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the Borrower notifies the Issuing Bank that there has been a change in the Accounting Principles or the accounting practices or reference periods and its auditors deliver to the Issuing Bank:

(i)
a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Issuing Bank to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4	Information: miscellaneous

The Borrower shall supply to the Issuing Bank:

(a)	a valuation prepared by the Custodian of any Securities Collateral within 30 days of the end of each Month and a valuation at any other time it is reasonably requested by the Issuing Bank;

(b)
at the same time as they are dispatched, copies of all documents dispatched by the Borrower or the Collateral Provider to its shareholder(s) (or any class of them) generally to its creditors generally (or any class of them);

(c)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower or the Collateral Provider, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)	promptly, such information as the Issuing Bank may reasonably require about the Charged Property and compliance of the Collateral Provider with the terms of any Transaction Security Documents;

(e)
written notice of any business or transaction undertaken by the Borrower or the Collateral Provider involving (directly or indirectly) any of Sudan, Iran, Myanmar (Burma), Cuba, North Korea or Syria, to the extent possible: (i) (in the case of direct transactions or business) in advance of, and in any event promptly upon, the Borrower or the Collateral Provider commencing such business or transaction or (ii) (in the case of indirect business or transactions) promptly upon becoming aware of such business or transaction, together with sufficient details of such business or transaction as the Issuing Bank may require to satisfy any sanctions-related laws, regulations or requirements to which it is subject;

(f)	promptly, such further information regarding the financial condition, business and operations of the Group and/or any Group Company as the Issuing Bank may reasonably request;

(g)
as soon as practicable after becoming aware, give notice to the Issuing Bank of the fact that any Government Guaranteed Security has ceased to be guaranteed by the government of the United States of America, the United Kingdom, France, Germany, Australia, Canada or Japan.

21.5	Notification of default

(a)	The Borrower shall notify the Issuing Bank of:

(i)	any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence;

(ii)	any Security (other than Permitted Security) or rights being created over or against any of its or the Collateral Provider’s assets,

(b)
Promptly upon a request by the Issuing Bank, the Borrower shall supply to the Issuing Bank a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	“Know your customer” checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower or the Collateral Provider or the composition of the shareholders of the Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Issuing Bank of any of its rights and/or obligations under this Agreement to a party that is not a Issuing Bank prior to such assignment or transfer,

obliges the Issuing Bank (or, in the case of paragraph (b) above, any prospective new Issuing Bank) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Issuing Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Issuing Bank (for itself or, in the case of the event described in paragraph (b) above, on behalf of any prospective new Issuing Bank) in order for the Issuing Bank or, in the case of the event described in paragraph (b) above, any prospective new Issuing Bank to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

22	Financial Covenants

The undertakings in this Clause 22 remain in force from the date of this Agreement until the expiry of the Security Period.

22.1	Financial definitions

In this Agreement:

“Intangible Assets” means Intangibles (such term having the meaning ascribed to it in the most recent financial statements of the Borrower delivered pursuant to Clause 21.1 (Financial statements)).

“Net Tangible Assets” means, as at the date of any determination, the Tangible Assets of the Borrower on such date after deducting (i) the amount of all Intangible Assets and (ii) any Financial Indebtedness or Tax due, owing or incurred in respect of such Tangible Assets.

“Tangible Assets” means Tangibles (such term having the meaning ascribed to it in the most recent financial statements of the Borrower delivered pursuant to Clause 21.1 (Financial statements)).

22.2	Minimum Net Tangible Assets

The Borrower shall ensure that at all times the value of its Net Tangible Assets are not less than USD $1,150,000,000 less Supportable Capital Transactions during the period of this Agreement provided that the Net Tangible Assets shall not be lower than USD $930,000,000 at any time

The parties agree that the Issuing Bank may reduce the minimum Net Tangible Assets amount at any time at its sole discretion.

22.3	Minimum external ratings

The Borrower shall ensure that both of the following minimum ratings are met at all times:

(a)	A.M. Best Company Inc Financial Strength Rating of B++ or above; and

(b)	Fitch Insurer Financial Strength Rating BBB+ or above.

22.4	Minimum Security Cover

(a)	The Borrower shall ensure at all times that:

(i)
the Total Collateral Value (as calculated in accordance with paragraph (b) below) shall at all times in aggregate be at least equal to 100 per cent if denominated in the same currency in which Letters of Credit hereunder are issued) or 110 per cent (if denominated in a different currency to that in which Letters of Credit hereunder are issued) of the aggregate  amount of all liabilities (actual or contingent) under all Letters of Credit issued under this Facility and outstanding at any time; and

(ii)
no more than a value of $100,000,000 of any Securities Collateral in respect of Quasi Government Securities will be eligible to be counted towards the overall aggregate Total Collateral Value at any time.

(b)
For the purpose of determining the value of any Cash Collateral or Securities Collateral to be counted towards the Total Collateral Value the face amount of any such Cash Collateral or Securities Collateral shall in the specific cases outlined below be adjusted downwards by the percentage set out below in column A or column B against the relevant Cash Collateral or Securities Collateral (and only the adjusted amount will be deemed for the purposes of determining the Total Collateral Value to be the “value” of such Cash Collateral or Securities Collateral):

Column A below sets out the percentage adjustment downwards applicable to the value of any relevant Eligible Securities denominated in either US Dollars or (if not denominated in US Dollars) such Eligible Securities denominated in the same currency as that in which the Letter of Credit is denominated.  Column B below sets out the percent adjustment applicable to the value of any relevant Eligible Securities denominated in a currency (other than US Dollars) other than the currency in which the Letter of Credit is denominated.

Type of Collateral	Percentage Adjustment
(i) Government Securities	A	B
Maturity of 2 years or less	5	15
Maturity of more than 2 years but no more than 10 years	10	20
Maturity of more than 10 years	15	25

(ii)Government Guaranteed Securities
Maturity of 2 years or less	10	20
Maturity of more than 2 years but no more than 10 years	15	25
Maturity of more than 10 years	20	30

(iii)Quasi Government Securities
Maturity of 2 years or less	10*	20*
Maturity of more than 2 years but no more than 10 years	15*	25*
Maturity of more than 10 years	20*	30*
*If either Freddie Mac or Fannie Mae are removed from the conservationship they hold at the date of this Agreement under the Federal Housing Agency the adjustment downwards applicable to the value of any Quasi Government Securities show in the table above shall be increased by an additional 7.5%.

(iv)Supranational Securities	A	B
Maturity of 2 years or less	5	15
Maturity of more than 2 years but no more than 10 years	10	20
Maturity of more than 10 years	15	25

(v)Inflation Limited Securities
Maturity of 2 years or less	12	22
Maturity of more than 2 years but less than 10 years	17	27
Maturity of more than 10 years	22	32

(vi) Cash Collateral	0	10

(c)
The Borrower acknowledges that the Issuing Bank may (without prejudice to paragraph 0 above) on each Quarter Date by 20 Business Days’ notice to the Borrower vary some or all of the percentage adjustments referred to above to take account of market volatility in relation to the value of the securities constituting the Cash Collateral and the Securities Collateral respectively and with effect from the expiry of such notice any of the percentages set out above shall be deemed to be incorporated in this Agreement and to be binding on the Parties in place of the percentages set out above.

(d)	To the extent that Securities Collateral is provided:

(i)
to the extent the value of any Cash Collateral or Securities Collateral provided (subject to daily marked to market positions) is less than the amount required by (a) above, or to the extent that the relevant Securities Collateral provided ceases (for whatever reason) to fall within the definition of Eligible Securities, in each case the Borrower shall immediately upon becoming aware of the same notify the Issuing Bank of the same and rectify the breach by 5.00pm (London time) on the following Business Day; and

(ii)
to the extent the Issuing Bank determines (on the basis of the most recent valuation of the Cash Collateral and Securities Collateral provided to the Issuing Bank) that the value of any Cash Collateral or Securities Collateral provided exceeds the amount required by paragraph (a) above by more than $10,000 (or its equivalent in other currencies) (the “Excess”), the Issuing Bank shall release Cash Collateral and/or Securities Collateral (as notified by the Borrower but subject to paragraph (a) above) in an equivalent value to the Excess from the Transaction Security and transfer such amount to the order of the Borrower.  Only one transfer may be made to the Borrower pursuant to this clause in any Month; and

(iii)
the Borrower and the Collateral Provider shall be entitled to substitute assets (the “New Assets”) for all or part of the Charged Property provided that notwithstanding the transfer, remittance or substitution of any Charged Property the Borrower remains at all times in compliance with this Clause 22.4 (Minimum Security Cover).  Solely for the purpose of substitution of Charged Property in accordance with this Sub-clause, the Borrower shall be entitled to sell, transfer, remit or otherwise dispose of Charged Property.

(e)
The Issuing Bank shall promptly provide any consent, execute any instructions or directions, including any Entitlement Order (as defined in the Control Agreement) to the Custodian or otherwise to give effect under any Transaction Security to:

(i)	any release of Cash Collateral and/or Securities Collateral pursuant to paragraph (d)(ii) of Clause 22.4 (Minimum Security Cover); or

(ii)	any transfer, remittance or substitution of any Charged Property made in accordance with paragraph (d)(iii) of Clause 22.4 (Minimum Security Cover).

22.5	Financial Testing

(a)
The financial covenant and external ratings requirements set out in Clause 22.2 (Minimum Net Tangible Assets) and Clause 22.3 (Minimum external ratings) respectively shall (in the case of the former) be calculated in accordance with the Accounting Principles and (in each case) be tested quarterly by reference to each of the financial statements delivered pursuant to paragraphs 21.1(a) and (b) of Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Compliance Certificates).

(b)
The security requirements set out in Clause 22.4 (Minimum Security Cover) shall be tested monthly by reference to (i) each of the financial statements delivered pursuant to paragraphs 21.1(a) and (b) of Clause 21.1 (Financial statements) and/or Compliance Certificate delivered pursuant to Clause 21.2 (Compliance Certificates); and (ii) the most recent valuation of the Securities Collateral provided pursuant to paragraph (d)(i) of Clause 22.4 (Minimum Security Cover).

23	Borrower Undertakings

23.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Issuing Bank of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction enable it to perform its obligations under the Finance Documents to which it is a party and ensure the legality, validity, enforceability or admissibility in evidence of any such Finance Documents;

23.2	Compliance with laws

The Borrower shall comply in all respects with all:

(a)	laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party; and

(b)	sanctions-related laws and regulations to which it may be subject.

23.3	Negative pledge

In this Clause 23.3, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower as the case may be or any other Group Company;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

23.4	Disposals

(a)
Except as permitted under paragraph (b) below, the Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

23.5	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.

23.6	Taxation

(a)	The Borrower shall not pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Issuing Bank under Clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	The Borrower shall not change its residence for Tax purposes.

23.7	Merger

Neither the Borrower nor the Collateral Provider shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction including other than in connection with any company that is its Subsidiary, its Holding Company or any Subsidiary of its Holding Company (an “Intra-Group Merger Event”) without the prior written consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed and for the avoidance of doubt it will not be reasonable for the Bank to withhold its consent if the amalgamation, demerger, merger, consolidation or corporate reconstruction does not affect the ability of the borrower to meet its payment obligations under any of the Finance Documents).  Notwithstanding the foregoing, the Borrower shall notify the Issuing Bank promptly following the occurrence of an Intra-Group Merger Event.

23.8	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower taken as a whole from that carried on by Borrower and the Collateral Provider at the date of this Agreement.

23.9	Loans or credit

The Borrower shall not be a creditor in respect of any Financial Indebtedness except any Financial Indebtedness that is between it and:

(a)	any company that is its Subsidiary;

(b)	any Holding Company of the Borrower or the Collateral Provider; or

(c)	any Subsidiary of any Holding Company of the Borrower or the Collateral Provider.

23.10	Notification of new Subsidiaries

The Borrower shall inform the Issuing Bank promptly of the acquisition or formation of any new trading member of the Group, or of any non-trading member of the Group commencing to trade or acquiring assets.

23.11	Pari Passu ranking

The Borrower shall ensure that at all times all claims of the Issuing Bank under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

23.12	Arm’s length basis

(a)	Except as permitted by paragraph (b) below the Borrower shall not enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following shall not be a breach of this Clause 23.12:

(i)
fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Issuing Bank under Clause 4.1 (Initial conditions precedent) or agreed by the Issuing Bank;

(ii)	any transaction between the Borrower or the Collateral Provider and:

(A)	any company that is its Subsidiary;

(B)	any Holding Company of the Borrower or the Collateral Provider; or

(C)	any Subsidiary of any Holding Company of the Borrower or the Collateral Provider,

provided such transaction does not have or is not reasonably likely to have a Material Adverse Effect.

23.13	Insurance

(a)
The Borrower shall maintain insurances on and in relation to its business and assets against those risks and to such extent as is usual for companies carrying on the same or substantially similar business and such other risks as the Issuing Bank may from time to time reasonably require.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

This Clause 23.13 does not apply to reinsurance or retrocession cover purchased by the Borrower.

23.14	Access

If a Default is continuing or the Issuing Bank reasonably suspects a Default is continuing or may occur, the Borrower shall (not more than once in every Financial Year of the Borrower unless the Issuing Bank reasonably suspects a Default is continuing or may occur) permit the Issuing Bank and/or accountants or other professional advisers and contractors of the Issuing Bank free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower to its books, accounts and records.

23.15	Further assurance

(a)
The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Issuing Bank may reasonably specify (and in such form as the Issuing Bank may reasonably require in favour of the Issuing Bank or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Issuing Bank provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Issuing Bank Security over any property and assets of the Borrower located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
The Borrower shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Issuing Bank by or pursuant to the Finance Documents.

24	Collateral Provider Undertakings

24.1	Authorisations

The Collateral Provider shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Issuing Bank of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction enable it to perform its obligations under the Finance Documents to which it is a party and ensure the legality, validity, enforceability or admissibility in evidence of any such Finance Documents;

24.2	Compliance with laws

The Collateral Provider shall comply in all respects with all:

(a)	laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party; and

(b)	sanctions-related laws and regulations to which it may be subject.

24.3	Negative Pledge

In this Clause 24.3, “Quasi-Security” means a transaction described in paragraph (b) above.

Except as permitted under paragraph (c) above:

(a)	The Collateral Provider shall not create or permit to subsist any Security over the Charged Property.

(b)	The Collateral Provider shall not:

(i)	sell, transfer or otherwise dispose of any of the Charged Property on terms whereby they are or may be leased to or re-acquired by the Borrower as the case may be or any other Group Company;

(ii)	sell, transfer or otherwise dispose of any the Charged Property on recourse terms;

(iii)	enter into any arrangement in relation to the Charged Property under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement in relation to the Charged Property having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

24.4	Disposals

(a)
Except as permitted under paragraph (b) above, the Collateral Provider shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Charged Property.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal of the Charged Property which is a Permitted Disposal.

24.5	Insurance

(a)
The Collateral Provider shall maintain insurances on and in relation to its business and assets against those risks and to such extent as is usual for companies carrying on the same or substantially similar business and such other risks as the Issuing Bank may from time to time reasonably require.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

This Clause 24.5 does not apply to reinsurance or retrocession cover purchased by the Borrower.

24.6	Access

If a Default is continuing or the Issuing Bank reasonably suspects a Default is continuing or may occur, the Collateral Provider shall (not more than once in every Financial Year of the Borrower unless the Issuing Bank reasonably suspects a Default is continuing or may occur) permit the Issuing Bank and/or accountants or other professional advisers and contractors of the Issuing Bank free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower to its books, accounts and records.

24.7	Further assurance

(a)
The Collateral Provider shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Issuing Bank may reasonably specify (and in such form as the Issuing Bank may reasonably require in favour of the Issuing Bank or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Issuing Bank provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Issuing Bank Security over any property and assets of the Collateral Provider located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
The Collateral Provider shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Issuing Bank by or pursuant to the Finance Documents.

25	Events of Default

Each of the events or circumstances set out in this Clause 25 is an Event of Default (save for Clause 25.17 (Acceleration).

25.1	Non-payment

The Borrower or the Collateral Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within three Business Days of its due date.

25.2	Compliance with certain obligations and Transaction Security Documents

(a)
Any requirement of Clause 22 (Financial Covenants) is not satisfied or the Borrower does not comply with paragraph (a) of Clause 21.4 (Information: miscellaneous) and such non-compliance is not remedied within 3 Business Days.

(b)	The Borrower or the Collateral Provider does not comply with any provision of, or any default or event of default (however described) occurs under, any Transaction Security Document.

(c)
If the Borrower fails to satisfy the requirements of clause 22.4 and that failure is due to the Securities Collateral ceasing to fall within the definition of Eligible Securities, no Event of Default under paragraph (a) above will occur if the failure to comply is (i) due to a downgrade of the rating of the relevant Securities Collateral by Standard & Poors, and (ii) capable of remedy and is remedied within 10 Business Days of the Issuing Bank giving notice to the Borrower or the Borrower or the Collateral Provider becoming aware of the failure to comply.

25.3	Other obligations

(a)
The Borrower or the Collateral Provider does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Compliance with certain obligations and Transaction Security Documents)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Issuing Bank giving notice to the Borrower or the Borrower or the Collateral Provider becoming aware of the failure to comply.

25.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower or the Collateral Provider in the Finance Documents or any other document delivered by or on behalf of the Borrower or the Collateral Provider under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

25.5	Cross default

(a)	Subject to paragraph (b) below:

(i)	Any Financial Indebtedness of the Borrower or the Collateral Provider is not paid when due nor within any originally applicable grace period.

(ii)
Any Financial Indebtedness of the Borrower or the Collateral Provider is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(iii)	Any commitment for any Financial Indebtedness of the Borrower or the Collateral Provider is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

(iv)
Any creditor of the Borrower or the Collateral Provider becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(b)	No event of default shall occur pursuant to paragraph (a) above unless the Financial Indebtedness concerned exceeds $30,000,000.

25.6	Insolvency

(a)
The Borrower or the Collateral Provider is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Borrower or the Collateral Provider is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of the Borrower or the Collateral Provider.

25.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Collateral Provider;

(ii)
a composition, compromise, assignment or arrangement with any creditor of the Borrower or the Collateral Provider other than a commutation or settlement between the Borrower and a cedant in the ordinary course of the Borrower’s of the Collateral Provider’s business;

(iii)
opening of bankruptcy proceedings or the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(iv)
the bankruptcy (faillite), insolvency, voluntary or judicial liquidation (insolvabilité, liquidation volontaire ou judiciaire) of the Collateral Provider or the entering into by the Collateral Provider of composition arrangements with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management, a general settlement with creditors or reorganisation proceedings or similar proceedings affecting the rights of creditors generally, or fraudulent conveyance (actio pauliana) in respect of the assets of the Collateral Provider;

(v)
the appointment of a receiver (curateur), liquidator (liquidateur), auditor (commissaire), verifier (expert-vérificateur), supervisory judge (juge commissaire), judge delegate (juge délégué) in respect of the Collateral Provider, save for purposes of amalgamation, merger, consolidation, reorganisation or other similar arrangements permitted under this Agreement; or

(vi)	enforcement of any Security over any assets of the Borrower,

or any analogous procedure or step is taken in any jurisdiction.

(b)
Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised.

25.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution the Borrower or the Collateral Provider or any analogous process in any jurisdiction affects any asset or assets of the Borrower or the Collateral Provider which has or is reasonably likely to have a Material Adverse Effect.

25.9	Similar events elsewhere

There occurs in relation to the Borrower or the Collateral Provider or any of its or their assets in any country or territory in which either of them is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets are subject any event which appears to the Issuing Bank (acting reasonably) to correspond in that country or territory with any of those mentioned in Clause 25.6 (Insolvency) to Clause 25.8 (Creditors’ process).

25.10	Unlawfulness

It is or becomes unlawful for the Borrower or the Collateral Provider to perform any of its obligations under the Finance Documents.

25.11	Cessation of business

The Borrower or the Collateral Provider suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its respective business or operations, or sells, transfers or otherwise disposes of the whole or a substantial part of its  undertaking or assets, whether by a single transaction or a number of transactions other than as specifically permitted by this Agreement.

25.12	Cessation of licences

The cessation for any reason of any consent, authorisation, licence and/or exemption which is required to enable the Borrower or the Collateral Provider to carry on its business, or the taking by any governmental, regulatory or other authority of any action in relation to the Borrower or the Collateral Provider which has or is reasonably likely to have a Material Adverse Effect.

25.13	Repudiation

The Borrower or the Collateral Provider (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is a party or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

25.14	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against the Borrower or its respective assets (other than vexatious claims) which has or is reasonably likely to have a Material Adverse Effect (within the meaning of paragraphs (b) and (c) of that definition).

25.15	Change of Control

A Change of Control occurs.

25.16	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

25.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Issuing Bank may, by notice to the Borrower:

(a)	cancel the Commitment at which time it shall immediately be cancelled;

(b)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Issuing Bank;

(d)	exercise any or all of its rights, remedies, powers or discretions under the Transaction Security Documents; and/or

(e)
on and at any time after the occurrence of an Event of Default which is continuing the Issuing Bank may by notice to the Borrower and each beneficiary of a Letter of Credit (provided such notice is given in accordance with the terms of each relevant Letter of Credit) confirm that such Letter of Credit will not be automatically renewed upon its Expiry Date.

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 8

CHANGES TO PARTIES

26	Changes to the Issuing Bank

26.1	Assignments and transfers by the Issuing Bank

(a)
The Issuing Bank may, at any time, assign, transfer or novate either in law or in equity all or any of its rights, benefits and/or obligations in respect of the Finance Documents, in whole or in part, to (i) any bank(s), financial institution(s), trust(s), fund(s) or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and/or (ii) any other person in connection with a securitisation of all or any part of the Issuing Bank’s loan assets from time to time provided that no such assignment or transfer may be made unless it is to an Approved Issuing Bank.

(b)
An assignee or transferee pursuant to paragraph (a) above may only be a party that is not an Approved Issuing Bank if at the time of such assignment or transfer there are no more than 5 assignees or transferees that are not Approved Issuing Banks.

26.2	Disclosure of information

(a)
[The terms of the confidentiality agreement dated 12 December 2008 between the Parent and the Issuing Bank shall be deemed to be incorporated herein and the Parties hereby agree that its terms shall apply to this Agreement from the date of this Agreement provided that, in addition to any disclosure of Confidential Material (as defined therein) permitted under such agreement, the Issuing Bank shall be able to disclose any such Confidential Material in accordance with paragraph (b) below.]1

(b)	The Issuing Bank may disclose any information about the Borrower, the Collateral Provider or the Group and the Finance Documents as the Issuing Bank shall consider appropriate:

(i)	to any of its Affiliates; or

(ii)	to any other person:

(A)	to (or through) whom the Issuing Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(B)
with (or through) whom the Issuing Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or the Borrower or the Collateral Provider;

(C)
who, in the Issuing Bank’s opinion requires such information in connection with any arrangements relating to a transaction contemplated by this Clause 26 or any other transaction of similar or equivalent affect; or

(D)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation.

(c)	The Issuing Bank may disclose any information to a rating agency or its professional advisers, or (with the consent of the Borrower) to any other person.

27	Assignment by the Borrower

Neither the Borrower nor the Collateral Provider may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

1 Flagstone to provide a copy of the document before wording can be included.

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1390/B23985.23/CORP2:3020236.8/AGAA

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 9

ADMINISTRATION

28	Payment Mechanics

28.1	Payments to the Issuing Bank

(a)
On each date on which the Borrower or the Collateral Provider is required to make a payment under a Finance Document, the Borrower or the Collateral Provider as the case may be shall make the same available to the Issuing Bank (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Issuing Bank as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Issuing Bank specifies.

28.2	Distributions to the Borrower

The Issuing Bank may (with the consent of the Borrower or the Collateral Provider or in accordance with Clause 29 (Set-Off)) apply any amount received by it for the Borrower or the Collateral Provider in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower or the Collateral Provider under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.3	Partial payments

(a)
If the Issuing Bank receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower or the Collateral Provider under those Finance Documents, the Issuing Bank shall apply that payment towards the obligations of the Borrower or the Collateral Provider under those Finance Documents in such order as the Issuing Bank sees fit.

(b)	Paragraph (a) above will override any appropriation made by the Borrower or the Collateral Provider.

28.4	No set-off by the Borrower

All payments to be made by the Borrower or the Collateral Provider under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.5	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.6	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.7	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Issuing Bank (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Issuing Bank (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Issuing Bank (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.8	Disruption to Payment Systems etc.

If either the Issuing Bank determines (in its discretion) that a Disruption Event has occurred or the Issuing Bank is notified by the Borrower or the Collateral Provider that a Disruption Event has occurred:

(a)
the Issuing Bank may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Issuing Bank may deem necessary in the circumstances;

(b)
the Issuing Bank shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
any such changes agreed upon by the Issuing Bank and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments); and

(d)
the Issuing Bank shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Issuing Bank) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.8.

29	Set-Off

The Issuing Bank may set off any matured obligation due from the Borrower or the Collateral Provider under the Finance Documents (to the extent beneficially owned by the Issuing Bank) against any matured obligation owed by the Issuing Bank to the Borrower or the Collateral Provider, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Issuing Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30	Notices

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of the Collateral Provider, that identified with its name below; and

(c)	in the case of the Issuing Bank, that identified with its name below,

or any substitute address, fax number or department or officer as the Borrower or the Collateral Provider may notify to the Issuing Bank (or the Issuing Bank may notify to the Borrower or the Collateral Provider) by not less than five Business Days’ notice.

30.3	Delivery

(a)	Any communication or document delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document delivered or deemed delivered to the Borrower or the Collateral Provider shall be deemed to have been delivered to both the Borrower and the Collateral Provider.

(c)
Any communication or document to be made or delivered to the Issuing Bank will be effective only when actually received by the Issuing Bank and then only if it is expressly marked for the attention of the department or officer identified with the Issuing Bank’s signature below (or any substitute department or officer as the Issuing Bank shall specify for this purpose).

30.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Issuing Bank shall notify the other Parties.

30.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Issuing Bank, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31	Calculations and Certificates

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Issuing Bank are prima facie evidence of the matters to which they relate.

31.2	Certificates and determinations

Any certification or determination by the Issuing Bank of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Issuing Bank, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34	Amendments

Any amendment to the Finance Documents (save as otherwise specified herein) shall be effective only if such amendment is subject to the written agreement of both the Borrower and the Issuing Bank.

35	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36	Publicity

Each Party agrees to any reasonable request made by the Issuing Bank to publicise, and for the Issuing Bank to be included in all publicity relating to and/or the provision of the Facility.  No publicity statement which makes reference to the Issuing Bank or the Facility shall be issued by or on behalf of the Borrower without the prior consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed).

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1390/B23985.23/CORP2:3020236.8/AGAA

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37	Governing Law

This Agreement is governed by the laws of England and Wales.

38	Enforcement

38.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)
Subject to paragraph (c) below, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrower nor the Collateral Provider will:

(i)	argue to the contrary; or

(ii)	take any proceedings relating to a Dispute in any jurisdiction other than England.

(c)
This Clause 38.1 is for the benefit of the Issuing Bank only.  As a result, the Issuing Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction, nor from contending that such courts are appropriate and convenient.  To the extent allowed by law, the Issuing Bank may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

38.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each of the Borrower and the Collateral Provider:

(i)
irrevocably appoints Flagstone Syndicate Management Limited, , 4th Floor, 1 Minster Court, Mincing Lane, London EC3R 7AA, UK, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by any agent for service of process to notify the Borrower or the Collateral Provider as the case may be of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, each of the Borrower and the Collateral Provider must immediately (and in any event within five days of the Borrower or the Collateral Provider becoming aware of such event taking place) appoint another agent on terms acceptable to the Issuing Bank. Failing this, the Issuing Bank may continue to rely on the appointment of the previous agent for service of process.

(c)	Each of the Borrower and the Collateral Provider expressly agrees and consents to the provisions of this Clause 38 and Clause 37 (Governing Law).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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1390/B23985.23/CORP2:3020236.8/AGAA

SCHEDULE 1

Conditions Precedent

Part 1A: Conditions Precedent to Signing of the Agreement

1	Borrower and Collateral Provider

(a)
A copy of the Constitutional Documents (including in the case of the Borrower a certified copy of its articles of association and a certified extract of the registry of commerce dated no earlier than 10 days prior to the date of this Agreement and any documentation in relation to change of name and including in the case of the Collateral Provider).

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(c)	A copy of a resolution of the board of directors of the Collateral Provider:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising two specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)
authorising two specified persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents;

(d)
A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above and the resolution referred to in (c) above in relation to the Finance Documents and related documents.

(e)
A certificate of the Borrower (signed by a director) confirming that the principal borrowing and the proposed Commitment and the entry into and performance by the borrower of its obligations under the Finance Documents to which it is a party would not cause any borrowing, guarantee, security or similar limit binding on the Borrower to be exceeded.

(f)
A certificate of the Collateral Provider (signed by two directors of the Collateral Provider confirming that the proposed Transaction Security and the entry into and performance of the Collateral Provider's obligations under the Transaction Security Documents would not cause any borrowing, guarantee, security or similar limit binding on the Collateral Provider to be exceeded.

(g)
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Part 1A of Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(h)
A certificate of two directors of the Collateral Provider certifying that each copy document relating to it specified in this Part 1A of Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2	Finance Documents

(a)	This Agreement executed by the Borrower, the Collateral Provider and the Issuing Bank;

(b)	The Cash Charge executed by the Collateral Provider;

(c)	The Securities Collateral Charge executed by the Collateral Provider and the Custodian, including:

(i)	the notice scheduled to the Securities Collateral Charge as schedule 1 (Notice of pledge), executed by the Collateral Provider; and

(ii)	the acknowledgment scheduled to the Securities Collateral Charge as schedule 2 (Acknowledgment and Waiver Letter) executed by the Custodian;

(d)	The Control Agreement executed by the Collateral Provider and the Custodian.

3	Legal Opinions

(a)	A legal opinion of SJ Berwin LLP, legal advisers to the Issuing Bank in England as to English law, substantially in the form distributed to the Issuing Bank prior to signing this Agreement;

(b)
A legal opinion of Niederer Kraft & Frey AG, legal advisers to the Issuing Bank in Switzerland as to Swiss law substantially in the form distributed to the Issuing Bank prior to signing this Agreement; and

(c)
A legal opinion of Bonn Schmitt Steichen, legal advisers to the Issuing Bank in Luxembourg as to Luxembourg law substantially in the form distributed to the Issuing Bank prior to signing this Agreement.

4	Other documents and evidence

(a)	The Group Structure Chart which shows the Group.

(b)	A copy, certified by an authorised signatory of the Borrower and the Collateral Provider to be a true copy, of its Original Financial Statements.

(c)
Evidence satisfactory to the Issuing Bank that all fees, including without limitation any arrangement fee and any legal or other fees, cash, charges and expenses due or payable in accordance with this Agreement have been paid.

(d)	Satisfaction of the Issuing Bank’s “know your customer” requirements in respect of the Borrower and the Collateral Provider.

(e)
A copy of a notice of cancellation sent by the Borrower to the Issuing Bank pursuant to clause 8 of the facility agreement dated 5 March 2009 made between the Borrower and the Issuing Bank, as amended from time to time.

(f)
A copy of any other Authorisation or other document, opinion or assurance which the Issuing Bank notifies the Borrower, prior to the date of this Agreement is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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1390/B23985.23/CORP2:3020236.8/AGAA

Part 1B: Conditions Precedent to each Utilisation

1	Collateral

Evidence that sufficient collateral has been provided in respect of the Utilisation requested, in accordance with Clause 22.4 (Minimum Security Cover).

2	Utilisation Request

A duly completed Utilisation Request executed by the Borrower.

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1390/B23985.23/CORP2:3020236.8/AGAA

SCHEDULE 2

Utilisation Request

From:           [Borrower]

To:           Issuing Bank

Dated:

Dear Sirs

$200,000,000 Multi-currency Letter of Credit Facility Agreement

dated [          ] 2011 (the “Facility Agreement”)

1
We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank on the following terms:
(a)	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
(b)	Amount:	[ ] or, if less, the Available Facility
(c)	Currency of Letter of Credit:	[ ]
(d)	Beneficiary:	[ ]
(e)	Term or Expiry Date:	[ ]

3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) and Clause 5.2 (Completion of a Utilisation Request) is satisfied on the date of this Utilisation Request.

4	We attach a copy of the proposed Letter of Credit.

5	This Utilisation Request is irrevocable.

6	Delivery Instructions:

[specify delivery instructions]

Yours faithfully

…………………………………

authorised signatory for

[Borrower]

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1390/B23985.23/CORP2:3020236.8/AGAA

SCHEDULE 3

Mandatory Cost Formula

1
The Mandatory Cost is an addition to the interest rate to compensate the Issuing Bank for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Issuing Bank shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”), in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Issuing Bank as a weighted average of the Additional Cost Rates and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for the Issuing Bank will be its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for the Issuing Bank lending from a Facility Office in the United Kingdom will be calculated by the Issuing Bank as follows:

(a)	in relation to a sterling Unpaid Sum:

[Missing Graphic Reference] per cent per annum

(b)	in relation to an Unpaid Sum in any currency other than sterling:

[Missing Graphic Reference] per cent per annum.

Where:
A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Issuing Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and the additional rate of interest specified in paragraph (a) of Clause 12.1 (Default interest)) payable for the relevant Interest Period on the Unpaid Sum.

C	is the percentage (if any) of Eligible Liabilities which the Issuing Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
D	is the percentage rate per annum payable by the Bank of England to the Issuing Bank on interest bearing Special Deposits.
E
is designed to compensate the Issuing Bank for amounts payable under the Fees Rules and is calculated by the Issuing Bank as being the average of the most recent rates of charge supplied by the Reference Banks to the Issuing Bank pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7
If requested by the Issuing Bank, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Issuing Bank, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8
The percentages of the Issuing Bank for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Issuing Bank based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that the Issuing Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9
The Issuing Bank shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates it and shall be entitled to assume that the information provided by any Reference Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10
Any determination by the Issuing Bank pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Issuing Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

11
The Issuing Bank may from time to time, after consultation with the Borrower, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

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1390/B23985.23/CORP2:3020236.8/AGAA

SCHEDULE 4A

Form of US Dollar Letter of Credit

From:           Barclays Bank PLC
Letters of Credit
11th Floor, 1 Churchill Place
London E14 5HP
Telephone:  020 7116 7228

Date:  [                                          ]

Irrevocable Letter of Credit No.  LDGI [                                          ]

To:           [                                          ]

[                                          ]

Attn:           [                                          ]

We have established this Irrevocable Letter of Credit on behalf of [                                          ] (the “Applicant”) in favour of the aforesaid addressee (“Beneficiary”) for drawings up to US$[                         ] ([                  ] thousand dollars) effective [                   ] 20[    ] and expiring at our office at 200 Park Avenue, New York NY 10166 Attn:  Letter of Credit Department with their close of business on [                   ] 20[    ].  This Letter of Credit is hereby confirmed by Barclays Bank PLC, New York and such Bank is formally designated as our agent for the receipt and payment of drafts under this credit.

The terms “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.

We hereby undertake to promptly honour your sight draft(s) drawn on Barclays Bank PLC, New York indication our credit no. LDGI [                                          ], for all or any part of this credit if presented at our office at 200 Park Avenue, New York NY10166, Attn:  Letter of Credit Department or at such office of Barclays Bank PLC as is designated in the confirmation of this credit on or before the expiry date or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification.  The obligation of Barclays Bank PLC under this credit is the individual obligation of Barclays Bank PLC, and is in no way contingent upon reimbursement with respect thereto.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless at least 60 days prior to any such expiration date, we notify you by registered mail or courier that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit is subject to and governed by the laws of the State of New York and the 2007b Revision of the Uniform Custom and Practices for Documentary Credits of the International Chamber of Commerce (Publication 600) and in the event of any conflict, the laws of the State of New York will control If this credit or the confirmation thereof expires during an interruption of business of this Bank or the confirming Bank as described in Article 36 of said Publication 600, the Bank hereby specifically agrees to effect payment if this credit is drawn against within 30 days after the resumption of business from such interruption.

Very truly yours,

Authorised Signature (SIG No.)	Authorised Signature (SIG No.)

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1390/B23985.23/CORP2:3020236.8/AGAA

SCHEDULE 4B

Form of Australian Dollar Letter of Credit

[Barclays, London headed paper]

IRREOVCABLE STANDBY LETTER OF CREDIT

To: [name and address of beneficiary]

(“the Beneficiary”)

Dated: [insert date]

IRREVOCABLE STANDBY LETTER OF CREDIT N0. [INSERT NUMBER]

RE: (Insert name of applicant) (“the Applicant")

We are pleased to inform you that by order of the Applicant we, Barclays Bank PLC, London branch (“the Issuing Bank") have established this unconditional irrevocable Letter of Credit in favour of the Beneficiary (as defined above) for a sum not to exceed the aggregate of AUD [insert amount] ([insert amount in words]) (“the Maximum Amount”) effective from [insert date] (“the Commencement Date”) and expiring at 5 p.m. Sydney time at the office of the Confirming Bank at 400 George Street, Sydney, NSW2000, Australia on [insert expiry date2] or as may be automatically extended in accordance with the below ("the Expiry Date"), whether or not the original instrument has been returned by the Beneficiary.

This Letter of Credit is confirmed by Barclays Bank PLC, Sydney branch (trading as Barclays Capital) (“the Confirming Bank”) and the Confirming Bank is formally designated as the agent of the Issuing Bank for the receipt and payment of drafts under the Letter of Credit.  Such confirmation will expire at close of business at the office of the Confirming Bank on the expiry date set out in the confirmation

The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any such liquidator, rehabilitator, receiver or conservator.

We hereby undertake to honour promptly in Sydney the Beneficiary's sight draft(s) drawn on the Confirming Bank indicating the Letter of Credit with the number set out above for all or any part of this Letter of Credit if presented at our office at the address in paragraph 1 above on or before the Expiry Date and accompanied by a statement from the Beneficiary purporting to be signed by an employee of the Beneficiary citing the reference number of this Letter of Credit and containing the following statement: “We certify that the amount claimed represents a sum which is due and payable to (Beneficiary) and remains unpaid by the Applicant under the terms of (reinsurance details)”.  Such statement shall be accepted by us as conclusive evidence that the amount claimed is due and payable to the Beneficiary.

Any number of partial drawings are permitted under this Letter of Credit, subject to the maximum amount not being exceeded. Any payments of demands received under this Letter of Credit will automatically reduce the Maximum Amount accordingly.

This Letter of Credit is deemed to be automatically extended without amendment for an additional period of one year from the Expiry Date unless at least one year prior thereto the Issuing Bank notifies the Beneficiary by registered mail to the address above (or such other address nominated by the Beneficiary by not less than 10 calendar days' written notice) that this Letter of Credit will not be extended for any such additional period.

This Letter of Credit is subject to and governed by the laws of the State of New South Wales.

All charges (including confirmation fees, if any) are for the Applicant's account.

Authorised Signatory	Authorised Signatory

2 The original expiry date must be at least 2 years after the Commence Date.

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To be completed by Confirming Bank

[Barclays, Sydney headed paper]

LETTER OF CONFIRMATION

To: [name and address of beneficiary]

(“the Beneficiary”)

Dated: [insert date]

LETTER OF CONFIRMATION - OUR REFERENCE (INSERTR:EF.J RELATING TO A LETTER OF CREDIT [INSERT NO.]

RE: (Insert name of applicant) (“the Applicant”)

We, Barclays Bank PLC, Sydney branch (trading as Barclays Capital), hereby confirm the enclosed Letter of Credit with the number set out above (and amendments thereto, if any) issued in the Beneficiary's favour by Barclays Bank PLC, London branch for a sum not to exceed the aggregate of AUD [insert amount] ([insert amount in words]) (“the Maximum Amount”).  This Confirmation is issued, presentable and payable at our office at 400 George Street, NSW2000, Australia and expires at 5 p.m. Sydney time at our office on [insert expiry date] or as may be automatically extended in accordance with the below (“the Expiry Date”).

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including, without limitation, any such liquidator, rehabilitator, receiver or conservator.

We hereby undertake to honour promptly in Sydney the Beneficiary's sight draft(s) drawn in accordance with the terms and conditions of the Letter of Credit with the number set out above (as amended) at the office set out in paragraph 1 above on or before the Expiry Date and accompanied by a statement from the Beneficiary purporting to be signed by an employee of the Beneficiary citing the reference number of the Letter of Credit and containing the following statement: “We certify that the amount claimed represents a sum which is due and payable to (Beneficiary) and remains unpaid by the Applicant under the terms of (reinsurance details)”.  Such statement shall be accepted by us as conclusive evidence that the amount claimed is due and payable to the Beneficiary.

Any number of partial drawings are permitted under this Confirmation, subject to the maximum amount not being exceeded. Any payments of demands received under this Confirmation will automatically reduce the value of this Confirmation accordingly.

It is a condition of this Confirmation that it is deemed to be automatically extended without amendment for an additional period of one year from the Expiry Date unless at least one year prior thereto we notify the Beneficiary by registered mail to the address above (or such other address nominated by the Beneficiary) that this Confirmation will not be extended for any such additional period.

This Confirmation is subject to and governed by the laws of the State of New South Wales.

This Confirmation is also subject to the 2007 Revision of the Uniform Customs and Practice for Documentary Credits (1993 Revision) of the International Chamber of Commerce (Publication No. 600).

Authorised Signatory	Authorised Signatory

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SCHEDULE 5

Form of Compliance Certificate

To:           [Issuing Bank]

From:           [Borrower]

Dated:                      [                   ] 200[  ]

Dear Sirs

$200,000,000 Multi-currency Letter of Credit Facility Agreement dated [              ] 2011 (the “Agreement”)

1
We refer to the Agreement.   This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that: [Insert details of covenants to be certified].

3	[We confirm that no Default is continuing.]

Signed:

_________________________________                                                                                     _________________________________

[Chief Financial Officer] [Finance Director]                                                                                     [Director]

of                                                                of

[Borrower]                                                                [Borrower]

[insert applicable certification language]

_________________________________

[for and on behalf of

[name of auditors of the Borrower]

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SIGNATURES
THE ISSUING BANK
Signed for and on behalf of BARCLAYS BANK PLC
By:
Address:	1 Churchill Place, London E14 5HP
Fax:	+44 (0) 20 7116 7643
Attention:	Stuart Ratcliffe, Relationship Director

THE BORROWER
Signed for and on behalf of FLAGSTONE RÉASSURANCE SUISSE SA
By:
Title:
Place:
By:
Title
Place:

Address:	1, rue du Collège, CH-1920, Martigny, Switzerland
Fax:	+41 27 721 0011
Attention:	Patrick Boisvert, Chief Financial Officer

THE COLLATERAL PROVIDER
Signed for and on behalf of FLAGSTONE CAPITAL MANAGEMENT LUXEMBOURG SICAF-FIS
By:
Title:
Place:
By:
Title
Place:

Address:	37, Val St André, L-1128 Luxembourg
Fax:	+352 273 515 30
Attention:	Chairman

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1390/B23985.23/CORP2:3020236.8/AGAA